United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2018

Jones Lang LaSalle Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

200 East Randolph Drive, Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312-782-5800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
On May 16, 2018, Jones Lang LaSalle Incorporated (the “Company”), Jones Lang LaSalle Finance B.V. and certain of the Company’s other subsidiaries, as guarantors, executed Amendment No. 1 ("Amendment No. 1") to the Second Amended and Restated Multicurrency Credit Agreement dated as of June 21, 2016 (as amended, the “Credit Agreement”) with a syndicate of lenders. Bank of Montreal serves as Administrative Agent, BMO Capital Markets Corp. and Bank of America Merrill Lynch served as Joint Lead Arrangers and Joint Bookrunners. In addition, Barclays, NatWest Bank Plc, Wells Fargo Bank, N.A., HSBC Securities (USA) INC. and JPMorgan Chase Bank, N.A. served as Joint Lead Arrangers.

The borrowing capacity under the Credit Agreement remains at $2.75 billion. The features to the Credit Agreement, as amended, provide for:

(i) an extension of the maturity date of the Credit Agreement from June 2021 to May 2023;
(ii) a reduction in pricing range from LIBOR plus 0.875% to 1.35% (based on gross Cash Flow
Leverage Ratio), with current pricing at LIBOR plus 1.00%; and
(iii) the reset of certain thresholds within Permitted Adjustments as of the Closing Date.

All obligations under the Credit Agreement continue to be guaranteed by the Company and certain of its subsidiaries as guarantors. The Credit Agreement also contains customary affirmative and negative covenants and events of default.

Capitalized terms not otherwise defined in this Form 8-K have the meanings provided in the Credit Agreement.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, attached in marked form as Annex I to Amendment No. 1, which is filed as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 8.01    Other Information.

On May 17, 2018, we announced the execution of the Credit Agreement.  A copy of the news release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

See Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 1 to Credit Agreement, dated as of May 16, 2018, amending that certain Second Amended and Restated Multicurrency Credit Agreement, dated as of June 21, 2016, by and among Jones Lang LaSalle Finance B.V., the Guarantors party thereto, the Lenders party thereto, and Bank of Montreal, as Administrative Agent

99.1
News Release issued by Jones Lang LaSalle Incorporated on May 17, 2018 announcing the closing on the Second Amended and Restated Multicurrency Credit Agreement, as amended by Amendment No. 1 to Credit Agreement, dated as of May 16, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2018
Jones Lang LaSalle Incorporated

By: /s/ Bryan J. Duncan
Name: Bryan J. Duncan
Title: Executive Vice President and Treasurer